Exhibit 99.2

                                    SAMUELS
                         A Diamond Tradition Since 1891

                        2914 Montopolis Drive, Suite 200
                               Austin, Texas 78741
                     Main (512) 369-1400, Fax (512) 369-1500
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                                                    CONTACT:
                                                    Randy N. McCullough
                                                    President & CEO
                                                    Phone: 512-369-1445

FOR IMMEDIATE RELEASE
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                           SAMUELS JEWELERS ANNOUNCES
                     SEARCH FOR NEW CHIEF FINANCIAL OFFICER

Austin, Texas - November 17, 2000 -- Samuels Jewelers, Inc., (Nasdaq OTC

Bulletin Board SMJW), one of America's largest specialty retailers of fine jewelry, announced today that it has started a search for a chief financial officer. In connection with the announcement, Samuels noted that the employment of its former chief financial officer, E. Peter Healey, has recently ended.


Randy N. McCullough, President and Chief Executive Officer, stated, "As we begin our search for a chief financial officer, we remain intensely focused on making the upcoming selling season a great success, while continuing our goal of improving financial results."


Samuels also announced that, as a result of the stockholders' election of its board of directors at its annual meeting, held November 6, 2000, David B. Barr has been named Chairman of the Board, and that the Board has been reduced in


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size from seven to six members, as Mr. Healey is no longer a director of the

Company. David H. Eisenberg, the former chairman, will remain as a Board member.


While the search for a chief financial officer is continuing, the duties of the chief financial officer will be partially fulfilled by the Company's new chairman, David B. Barr.


Samuels Jewelers, Inc. currently operates 200 stores in 26 states throughout the country under the trade names Samuels Jewelers, Samuels Diamonds, Schubach

Jewelers and C & H Rauch Jewelers, and online at www.Samuels.cc,

www.SamuelsJewelers.com and www.JewelryLine.com.



Forward-looking statements in this press release and all other statements that are not historical fact are subject to risks and uncertainties, which may cause the company's performance to vary. Specific risks include, but are not limited to, industry competition factors and other risks identified in the Company's filings with the Securities and Exchange Commission.


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